Exhibit 99.1

May 17, 2022

Armstrong Flooring Receives Approval for Additional Financing

LANCASTER, Pa., May 17, 2022 (GLOBE NEWSWIRE) — Armstrong Flooring, Inc. (the “Company”) today announced that it has received approval from the U.S. Bankruptcy Court for the District of Delaware to access its consensual debtor-in-possession (“DIP”) financing totaling $24 million in net new money. This financing will provide the Company with the necessary liquidity to continue operating in the ordinary course as it pursues a swift, value-maximizing sale process.

The DIP financing consists of an asset-based revolving credit facility and a term loan facility (together, the “DIP Facilities”). The DIP Facilities are being provided by the Company’s pre-petition lenders, which include Bank of America, N.A. (“BANA”), other institutional lenders and affiliates of Pathlight Capital LP (“Pathlight”). BANA and Pathlight, respectively, will act as administrative agent and collateral agent under the DIP Facilities.

At yesterday’s hearing, the Company also received approval of its Critical Vendor Motion, which authorizes the Company to use $9 million of the $14 million requested. The remaining $5 million will be up for approval by the Bankruptcy Court on June 3, 2022. The $14 million of Critical Vendor funds are available for the payment of certain pre-petition claims of vendors and service providers whose goods and services are truly critical to its operations and who generally do not have existing contracts to supply.

These approvals come after a prior hearing where the Company received approval for other customary relief to support ordinary-course operations, including continuing employee wages and certain benefit programs, paying certain pre-petition claims of shippers and warehousemen, and honoring customer programs in the ordinary course of business.

The Company continues to work closely with several interested bidders for some or all of its assets and is operating its business as usual throughout the sale process.

For more information about Armstrong Flooring’s Chapter 11 case, please visit http://dm.epiq11.com/ArmstrongFlooring, email ArmstrongFlooringInfo@epiqglobal.com or call (888) 905-0459 for U.S. calls or +1 (503) 597-5611 for international calls.

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions that inspire beauty wherever your life happens. Headquartered in Lancaster, Pennsylvania, Armstrong Flooring continually builds on its resilient, 150-year legacy by delivering on its mission to create a stronger future for customers through adaptive and inventive solutions. The company safely and responsibly operates seven manufacturing facilities globally, working to provide the highest levels of service, quality, and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Forward Looking and Cautionary Statements

Disclosures in this release and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated, or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Contact:

Media:	Investors:
Rachel Chesley / Diana Baldo	Amy Trojanowski
ArmstrongFlooring@fticonsulting.com	ir@armstrongflooring.com

Source: Armstrong Flooring, Inc